As filed with the Securities and Exchange Commission on May 8, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL MOLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-0232000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, Colorado 80401
Telephone: (303) 928-8599
Fax: (303) 928-8598

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Bruce D. Hansen Chief Executive Officer General Moly, Inc. 1726 Cole Blvd., Suite 115 Lakewood, Colorado 80401 Telephone: (303) 928-8599 Fax: (303) 928-8598	With a copy to: Gary J. Kocher Kristy T. Harlan Kirkpatrick & Lockhart Preston Gates Ellis LLP 925 Fourth Avenue, Suite 2900 Seattle, Washington 98104 Telephone: (206) 623-7580 Fax: (206) 623-7022

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐   Accelerated filer ☒

Non-accelerated filer ☐   Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(3)
Common Stock, par value $.001 per share	—	—	—	—
Preferred Stock, par value $.001 per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total			$500,000,000	$19,650

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $500,000,000. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated May 8, 2008

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT AN OFFER TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

$500,000,000

GENERAL MOLY, INC.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

We may from time to time offer to sell any combination of common stock, preferred stock, debt securities, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $500,000,000.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus, the applicable prospectus supplement, and the documents incorporated by reference herein carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the American Stock Exchange and Toronto Stock Exchange under the symbol “GMO.” On May 7, 2008, the closing price of our common stock on the American Stock Exchange was $8.05 per share and the closing price on the Toronto Stock Exchange was $8.10 Canadian dollars. The applicable prospectus supplement will contain information as to any other listing on the American Stock Exchange, Toronto Stock Exchange, or any other securities market or exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. We urge you to carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and the risk factors and other discussion contained in our periodic reports, as the same may be amended from time to time, on file with the SEC.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                                               ..

ABOUT THE COMPANY

We are a development stage company in the business of the exploration, development and mining of properties primarily containing molybdenum. Our primary asset is an 80% interest in the Mt. Hope Project, a primary molybdenum property located in Eureka County, Nevada. In 2006, we acquired the Liberty Property, a second significant molybdenum project located in Nye County, Nevada.

Our registered and principal executive office is located at 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401 and the phone number for that office is (303) 928-8599.

References in this prospectus to “General Moly,” “we,” “us,” “our,” or the “company” refer to General Moly, Inc., a Delaware corporation.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

RISK FACTORS

Investing in our securities involves risks. Before you decide to invest in our securities, you should consider carefully the risk factors and other discussion described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and the risk factors contained under the heading “Risk Factors” in any applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement, and the documents we file or have filed with the SEC that are incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of our company, the Mt. Hope Project, Liberty Property, and our other projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We use the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “future,” “plan,” “estimate,” “potential” and other similar expressions to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward looking statements. Such risks, uncertainties and assumptions are described in the “Risk Factors” section included in any applicable prospectus supplement and the risk factors and other discussion described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other things:

•	our dependence on the success of the Mt. Hope Project;
•	the ability to obtain all required permits and approvals for the Mt. Hope Project and the Liberty Property;
•	issues related to the management of the Mt. Hope Project;
•	fluctuations in the market price of, and demand for, molybdenum and other metals;
•	the estimation and realization of mineral reserves, if any;
•	the timing of exploration, development and production activities and estimated future production, if any;
•	estimates related to costs of production, capital, operating and exploration expenditures;
•	requirements for additional capital and the possible sources of such capital;
•	government regulation of mining operations, environmental conditions and risks, reclamation and rehabilitation expenses;
•	title disputes or claims; and
•	limitations of insurance coverage.

Because the factors discussed in this prospectus, each prospectus supplement, and/or documents incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of such statements. We qualify all forward-looking statements contained in this prospectus, each prospectus supplement, and documents incorporated by reference by the foregoing cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES

We have incurred $0.0 million in fixed charges in each of the past five fiscal years and for the three months ended March 31, 2008.  We are currently in the development stage and have incurred losses totaling $37.7 million, $12.3 million, and $4.5 million, $3.0 million, and $0.1 million in the years ended December 31, 2007, 2006, 2005, 2004, and 2003, respectively. Until we reach the production stage, currently estimated to occur in late 2010, we will continue to incur losses.  Until we achieve profitability, we will not be able to cover our fixed charges from earnings.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use any net proceeds from the sale of our securities to fund the exploration and development of our properties, our operations, and for other general corporate purposes, such as working capital, capital expenditures, investments and acquisitions. Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized share capital consists of 200,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. As of April 30, 2008, there were 70,956,595 shares of common stock outstanding and no shares of preferred stock issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable.

The following summary of our capital stock is qualified in its entirety by the description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC October 10, 2007, including all amendments or reports filed for the purpose of updating such description, and to our certificate of incorporation and bylaws, as amended from time to time, all of which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Common Stock

All shares of our common stock are equal with respect to voting, liquidation, dividend and other rights. Owners of common stock are entitled to one vote for each share owned at any meeting of the stockholders.  Holders of common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders, subject to the prior claims of holders of any outstanding preferred stock.  Our common stock does not have cumulative voting rights, which means that the holders of more than 50% of the common stock voting in an election of directors may elect all of the directors to be elected at any meeting of stockholders, if they choose to do so.  In such event, the holders of the remaining common stock aggregating less than 50% would not be able to elect any directors.  As permitted by Delaware law, our Bylaws provide for staggering the terms of directors by dividing the total number of directors into three groups. We have not paid cash dividends with respect to our common stock in the past and do not anticipate paying any such dividends in the foreseeable future. None of our outstanding shares of common stock are liable to calls or assessment by us.

Preferred Stock

We may offer shares of our preferred stock from time to time, in one or more series.  Under our certificate of incorporation, we are authorized to issue 10,000,000 shares preferred stock, par value $0.001 per share. Our preferred stock is entitled to preference over our common stock with respect to the distribution of our assets in the event of liquidation, dissolution, or winding up of the company. Our preferred stock may be issued from time to time and our board of directors shall have the right to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock.  As of April 30, 2008, we do not have any outstanding shares of preferred stock.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.  The issuance could have the effect of decreasing the market price of our common stock.  The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the currency for which the shares may be purchased;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue the subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  If we issue debt securities, we will file these documents as exhibits to the registration statement of which this prospectus is a part, or incorporate them by reference from another report.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The indentures may limit the aggregate principal amount of the debt securities which we may issue and will provide that we may issue the debt securities from time to time in one or more series. The indentures may or may not limit the amount of our other indebtedness or the debt securities that we may issue. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	the price at which we will sell the debt securities;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate;

•	the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	any additional covenants applicable to the debt securities;

•	any additional events of default applicable to the debt securities;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

Unless otherwise specified in any applicable prospectus supplement, the indentures provide that we may not consolidate with or merge into any person or sell or convey substantially all of our assets to any person, except that we may do so if:

•
we are the continuing entity or the successor entity (if other than us) is organized and existing under the laws of the United States or the District or Columbia, and expressly assumes all of our obligations under the indenture; and

•	immediately after giving effect to such transaction, no event of default has occurred.

Upon succession, we will be relieved from any further obligations under the applicable indenture. For purposes of this provision, “substantially all of our assets” means, at any date, a portion of the non-current assets reflected in our consolidated balance sheet as of the end of the most recent quarterly period that represents at least 66 2/3% of the total reported value of such assets.

Events of Default Under the Indenture

Unless otherwise specified in any applicable prospectus supplement, each of the following will constitute events of default with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days;

•	if we fail to pay the principal or premium, if any, when due and payable;

•	if we fail to pay any sinking fund payment when due and payable and our failure continues for 30 days;

•
if we default in the performance of, or breach, any other covenant or warranty contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default provided in or pursuant to the applicable indenture or prospectus supplement with respect to the debt securities of that series.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of an affected series may rescind such a declaration of acceleration of maturity.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action it deems proper which is not inconsistent with such direction; and

•	subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that the trustee determines in good faith would involve it in personal liability.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•
the trustee does not institute the proceeding within 60 days after the notice, request, and offer, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within such 60-day period.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•
to fix any ambiguity, defect or inconsistency in the indenture to the extent such action does not adversely affect the interests of the holders of any series of debt securities in any material respect;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•
to add to or change any of the provisions of that indenture to facilitate the issuance of debt securities in bearer form with or without coupons or to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to secure or provide for a guaranty of or additional obligors on any or all series of debt securities;

•
to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities; or

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•
extend the fixed maturity of any debt securities or any installment of interest or premium on any debt securities, or reduce the principal amount thereof or reduce the rate of interest or premium payable upon redemption, or reduce the amount of principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which the debt securities are payable or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof or the redemption date, if applicable, or adversely affect any right of the holder of any debt security to require us to repurchase that security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture;

•
modify the provisions of the indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described in this section, except to increase any percentage set forth in those provisions or to provide that other provisions of the indenture may not be modified without the consent of the holder of each debt security affected thereby; or

•	reduce or postpone any sinking fund payment.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies; and

•	hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures will not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and will not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Global securities will be registered in the name of the depositary.  Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security.  We and the trustee also do not supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders.  We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers.  A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY’S
CHARTER AND BYLAWS REGARDING LIMITATION OF LIABILITY

The Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person.

The DGCL also authorizes a corporation to indemnify any person who was or is a party, or was or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The corporation may only indemnify an officer, director, employee or agent if:

•	the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

•	in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be made if it is determined that the individual did not meet the above listed standards.

A corporation’s determination of whether to indemnify someone who is a director or officer at the time of such determination must be made:

•	by a vote of the majority of disinterested directors (even if less than a quorum);

•	by a committee of disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum);

•	by special legal counsel if there are fewer than two disinterested directors or if such disinterested directors so direct; or

•	by the stockholders, but shares owned by or voted by a director who is not disinterested may not be voted.

Where a present or former officer or director of the corporation defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he or she is later determined not to be entitled to indemnification.

To the fullest extent permitted by applicable law, a corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the company (and any other persons to which DGCL permits the company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

Our certificate of incorporation provides that no director of the company shall be personally liable to the company or our stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our bylaws provide for the company to indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the company. Our bylaws also provide that expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons, to the fullest extent permitted by the laws of the State of Delaware and subject to certain procedures, against any and all expenses (including attorneys’ fees), damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the company or was serving as the request of the company as a director or officer of another entity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and persons controlling the company pursuant to the foregoing provisions, or otherwise, the company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities being offered by this prospectus will be passed upon by Kirkpatrick & Lockhart Preston Gates Ellis LLP, Seattle, Washington.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information with respect to our proven and probable reserves and economic estimates that is incorporated herein by reference and derived from or otherwise contained in the Mount Hope Project Molybdenum Mine and Process Plant Feasibility Study of M3 Engineering & Technology Corp. has been so incorporated upon the authority of said firm as experts with respect to the matters covered by such report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file with the SEC at a later date will automatically add to, update or supersede this information. We incorporate by reference the documents listed below (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	the description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC on October 10, 2007;

•	our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2008;

•
our Current Reports on Form 8-K filed with the SEC on January 2, 2008, January 15, 2008, February 12, 2008, February 19, 2008, February 22, 2008, April 14, 2008, April 28, 2008, and April 29, 2008; and

•
all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements.

You may request a copy of any of the documents incorporated by reference in this prospectus and not delivered with this prospectus, including our SEC filings, at no cost, by writing or telephoning us at the following address or phone number:

Sandra Goebel
General Moly, Inc.
1726 Cole Blvd., Suite 115
 Lakewood, Colorado 80401
 Telephone: (303) 928-8599

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the securities being registered hereby. All amounts are estimates, except for the SEC registration fee.

SEC registration fee	$19,650
Accounting fees and expenses	$30,000
Printing expenses	$10,000
Legal fees and expenses	$100,000
Miscellaneous expenses	$10,350
Total	$170,000

Item 15. Indemnification of Directors and Officers.

The DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person.

The DGCL also authorizes a corporation to indemnify any person who was or is a party, or was or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The corporation may only indemnify an officer, director, employee or agent if:

(i) the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

(ii) in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be made if it is determined that the individual did not meet the above listed standards.

A corporation’s determination of whether to indemnify someone who is a director or officer at the time of such determination must be made:

(i) by a vote of the majority of disinterested directors (even if less than a quorum);

(ii) by a committee of disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum);

(iii) by special legal counsel if there are fewer than two disinterested directors or if such disinterested directors so direct; or

(iv) by the stockholders, but shares owned by or voted by a director who is not disinterested may not be voted.

Where a present or former officer or director of the corporation defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he or she is later determined not to be entitled to indemnification.

To the fullest extent permitted by applicable law, a corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the company (and any other persons to which DGCL permits the company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

Our certificate of incorporation provides that no director of the company shall be personally liable to the company or our stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our bylaws provide for the company to indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the company. Our bylaws also provide that expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons, to the fullest extent permitted by the laws of the State of Delaware and subject to certain procedures, against any and all expenses (including attorneys’ fees), damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the company or was serving as the request of the company as a director or officer of another entity.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits.

The following exhibits are filed herewith and as a part of this registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement (1)
2.1	Agreement and Plan of Merger dated October 5, 2007 (incorporated by reference from Exhibit 99.1 to the Current Report of the registrant on Form 8-K filed on October 5, 2007)
4.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Current Report of the registrant on Form 8-K filed on October 5, 2007)
4.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Current Report of the registrant on Form 8-K filed on October 5, 2007)
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Form of Senior Debt Securities (1)
4.6	Form of Subordinated Debt Securities (1)
4.7	Form of Unit Agreement (1)
4.8	Form of Warrant Agreement (1)
5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of M3 Engineering and Technology Corp.
23.4	Consent of Independent Mining Consultants, Inc.
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939 (1)

(1)
To the extent applicable, to be filed by an amendment to this registration statement or incorporated by reference pursuant to a Current Report of the registrant on Form 8-K in connection with an offering of securities.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, if the issuer is relying on Rule 430B, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(7) If the issuer is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8) That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(9) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Lakewood, Colorado on May 8, 2008.

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen
Bruce D. Hansen
Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents that the individual whose signature appears below constitutes and appoints Bruce D. Hansen and David A. Chaput and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities set forth below on May 8, 2008.

/s/ Bruce D. Hansen	Chief Executive Officer and Director
Bruce D. Hansen	(Principal Executive Officer)
/s/ David A. Chaput	Chief Financial Officer
David A. Chaput	(Principal Financial Officer)
/s/ Daniel G. Zang	Controller and Treasurer
Daniel G. Zang	(Principal Accounting Officer)
/s/ Ricardo M. Campoy	Director
Ricardo M. Campoy
/s/ Mark A. Lettes	Director
Mark A. Lettes
/s/ Jean-Pierre M. Ergas	Director
Jean-Pierre M. Ergas
/s/ Gary A. Loving	Director
Gary A. Loving
/s/ R. David Russell	Director
R. David Russell
/s/ Richard F. Nanna	Director
Richard F. Nanna